As filed with the Securities and Exchange Commission on June 6, 1997
                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                                       22-2405746
(State or other jurisdiction
of incorporation or organization)                    (I.R.S. Employer
                                                     Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
    (Address, including zip code of registrant's principal executive offices)

                          HUBCO, INC. AND SUBSIDIARIES
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

       Kenneth T. Neilson, Chairman, President and Chief Executive Officer
                                   HUBCO, Inc.
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2631
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                              Ronald H. Janis, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (201) 966-8263

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of securities        Amount to be         Proposed maximum        Proposed maximum           Amount of
   to be registered          registered(1)         offering price        aggregate offering      registration fee
                                                      per share               price(2)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock, no par         900,000 shares            $25.81                 $23,229,000              $7,039.00
value

Interests in the HUBCO,
Inc. and Subsidiaries
Savings and Investment
Plan                               (1)                    N/A                     N/A                     N/A
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

--------
(1) Pursuant to Rule 416(c)  under the  Securities   Act of 1933,  this
registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on June 2, 1997 as reported in The Wall Street Journal.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information
         ----------------

         Not filed with this Registration Statement.

ITEM 2   Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

         Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   Documents Incorporated By Reference
         -----------------------------------

         The following documents filed by HUBCO, Inc. (the "Company") or the HUBCO, Inc. and Subsidiaries Savings and Investment Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Company's 1995 Annual Report on Form 10-K for the year ended December 31, 1996; and

    2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997.

    3. Current Reports on Form 8-K filed with the Commission on January 8, 1997; January 23, 1997; February 11, 1997; and February 21, 1997.

    4.   The Plan's Annual  Report on Form 11-K for the year ended  December 31,
         1995.

    5. The description of the Company's common stock contained in the Registration Statement on Form 8-A filed by the Company pursuant to
         Section 12(g) of the Exchange Act of 1934.

         In addition, all documents filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities
         -------------------------

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel
         --------------------------------------

         Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Pitney, Hardin, Kipp & Szuch, counsel to the Company. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own 631 shares of the Company's common stock as of June 3, 1997.

         The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 7, 1997, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

ITEM 6   Indemnification of Directors and Officers
         -----------------------------------------

         (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. Article X of the Company's Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (b) Indemnification of Directors, Officers, Employees and Agents. Under
         Article VI of its Certificate of Incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

         (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7   Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

ITEM 8   Exhibits
         --------

   5     Opinion of Pitney, Hardin, Kipp & Szuch

   23(a) Consent of Arthur Andersen LLP

   23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5)

   99 HUBCO, Inc. and Subsidiaries Savings and Investment Plan Summary Plan Description.

           Undertaking number 2 of Item 9 below is hereby incorporated by reference in this Item 8.

ITEM 9   Undertakings
         ------------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes to submit the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under section 401 of the internal Revenue Code of 1986, as amended to date.

    3. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on December 17, 1996.

                                     HUBCO, INC.

                                     By: /S/ KENNETH T. NEILSON
                                         _____________________________________
                                         Kenneth T. Neilson, Chairman, President
                                           and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                              Date

/S/ KENNETH T. NEILSON                               Chairman, President, Chief       December 17, 1996
-------------------------------------------        Executive Officer and Director
(Kenneth T. Neilson)                               (Principal Executive Officer)


/S/ ROBERT J. BURKE                                           Director                December 17, 1996
-------------------------------------------
(Robert J. Burke)

                                                              Director
-------------------------------------------
(Donald P. Calcagnini)

/S/ JOAN DAVID                                                Director                December 17, 1996
-------------------------------------------
(Joan David)

/S/ THOMAS T. FARLEY                                          Director                December 17, 1996
-------------------------------------------
(Thomas R. Farley)

                                                              Director
-------------------------------------------
(Robert B. Goldstein)

/S/ BRYANT MALCOLM                                            Director                December 17, 1996
-------------------------------------------
(Bryant Malcolm)

                                                              Director
-------------------------------------------
(W. Peter McBride)

/S/ CHARLES F.X. POGGI                                        Director                December 17, 1996
-------------------------------------------
(Charles F.X. Poggi)

/S/ JAMES E. SCHIERLOH                                        Director                December 17, 1996
-------------------------------------------
(James E. Schierloh)

                                                              Director
-------------------------------------------
(John Tatigian)

                                                              Director
-------------------------------------------
 (Sister Grace Frances Strauber)

/S/ CHRISTINA L. MAIER                              Assistant Treasurer (Senior       December 17, 1996
-------------------------------------------       Financial Officer and Principal
(Christina L. Maier)                                    Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on December 17, 1996.


                                        HUBCO, INC. AND SUBSIDIARIES SAVINGS AND
                                          INVESTMENT PLAN FOR NON-BARGAINING
                                          UNIT EMPLOYEES


                                        By:  /S/ KAREN A. FOLEY
                                             --------------------------------
                                             Karen A. Foley
                                             Plan Administrator

                                INDEX TO EXHIBITS


Exhibit No.                        Description
----------                         -----------

Exhibit 5                   Opinion of Pitney, Hardin, Kipp & Szuch

Exhibit 23(a)               Consent of Arthur Andersen LLP

Exhibit 23(b)               Consent of Pitney, Hardin, Kipp & Szuch
                            (included in Exhibit 5)

Exhibit 99 HUBCO, Inc. and Subsidiaries Savings and Investment Plan Summary Plan Description